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                       CONRAD C. LYSIAK
                 Attorney and Counselor at Law
                     601 West First Avenue
                           Suite 503
                  Spokane, Washington   99204
                        (509) 624-1478
                      FAX (509) 747-1770

                              August 15, 2000

PNW CAPITAL, INC.
409 Granville Street
Suite 1010
Vancouver, British Columbia, Canada   V6C 1T2

                              RE:  Registration Statement on Form
                                   S-8 (S.E.C. File No.  333-
                                   _________)   covering the
                                   Public Offering of Common
                                   Shares

Gentlemen:

     I have acted as counsel for PNW Capital, Inc. (the "Company"), in connection with registration by the Company of an aggregate of 5,000,000 Common Shares, par value $0.001 per share, underlying Options to be issued to employees, directors, officers and/or others of the Company (the "Options"), all as more fully set forth in the Registration Statement on Form S-8 to be filed by the Company.

     In such capacity, I have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors and shareholders, and the Non-Qualifying Stock Option Plan of the Company.

     Based upon the foregoing, and subject to such further examinations as I have deemed relevant and necessary, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The Options and underlying Common Shares have been legally and validly authorized under the Articles of Incorporation, as amended, of the Company, and when issued and paid for upon exercise of the Options, the Common Shares underlying the Options will constitute duly and validly issued and outstanding, fully paid and nonassessable, Common Shares of the Company.

                              Yours truly,


                              /s/ Conrad C. Lysiak
                              Conrad C. Lysiak